Investor Contact:
Matthew Heinz, CFA
investorrelations@switch.com
(702) 479-3993

Update to Switch First Quarter 2022 Earnings Call Information

LAS VEGAS, NV – May 10, 2022 – Switch, Inc. (NYSE: SWCH) today announced that it will conduct its first quarter 2022 earnings conference call and live webcast for analysts and investors at 8:30 a.m. Eastern Time on Wednesday May 11, 2022. The company is providing updated dial-in information below, which replaces the previous conference call information provided in Switch’s first quarter 2022 earnings press release.

•Participant toll free dial-in: 888-660-6585
•Conference ID: 1555854

The webcast will be accessible on Switch’s investor relations website at https://investors.switch.com/ for one year. A telephonic replay of the conference call will be available through Wednesday, May 18, 2022.

•Replay dial-in: 800-770-2030
•Replay access code: 1555854

ABOUT Switch
Switch (NYSE: SWCH), is the independent leader in exascale data center ecosystems, edge data center designs, industry-leading telecommunications solutions and next-generation technology innovation. Switch Founder and CEO Rob Roy has developed more than 700 issued and pending patent claims covering data center designs that have manifested into the company’s world-renowned data centers and technology solutions.

We innovate to sustainably progress the digital foundation of the connected world with a focus on enterprise-class and emerging hybrid cloud solutions. The Switch PRIMES, located in Las Vegas and Tahoe Reno, Nevada; Grand Rapids, Michigan; Atlanta, Georgia; and Austin, Texas are the world’s most powerful exascale data center campus ecosystems with low latency to major U.S. markets. Visit switch.com for more information or follow us on LinkedIn and Twitter.

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